Exhibit I
Directors and Officers of the Reporting Persons
AT&T
Directors of AT&T

Name of Director	Principal Occupation
Randall L. Stephenson	Chairman of the Board, Chief Executive Officer and President of AT&T Inc.
Jon C. Madonna	Retired Chairman and Chief Executive Officer of KPMG LLP
Gilbert Amelio	Chairman Emeritus of Jazz Technologies, Inc.
Reuben V. Anderson	Senior partner in the law firm of Phelps Dunbar, LLP
James H. Blanchard	Retired Chairman of the Board and Chief Executive Officer of Synovus Financial Corp.
Jaime Chico Pardo	Co-Chairman of the Board of Teléfonos de México, S.A.B. de C.V.
James P. Kelly	Retired Chairman of the Board and Chief Executive Officer of United Parcel Service, Inc.
Lynn M. Martin	President of The Martin Hall Group, LLC
John B. McCoy	Retired Chairman of Bank One Corporation
Joyce M. Rochè	President and Chief Executive Officer of Girls Incorporated
Laura D’Andrea Tyson	S.K. and Angela Chan Professor of Global Management, Walter A. Haas School of Business, University of California at Berkeley
Patricia P. Upton	President and Chief Executive Officer of Aromatique, Inc.
Executive Officers of AT&T

Name of Officer	Principal Occupation
Randall L. Stephenson	Chairman of the Board, Chief Executive Officer and President of AT&T Inc.
William A. Blase Jr.	Senior Executive Vice President — Human Resources
James W. Callaway	Senior Executive Vice President — Executive Operations
James W. Cicconi	Senior Executive Vice President — External and Legislative Affairs, AT&T Services, Inc.
Catherine M. Coughlin	Senior Executive Vice President and Global Marketing Officer
Rafael (Ralph) de la Vega	President and Chief Executive Officer, AT&T Mobility and Consumer Markets
Richard G. Lindner	Senior Executive Vice President and Chief Financial Officer
Forrest E. Miller	Group President — Corporate Strategy and Development
Ronald E. Spears	President and Chief Executive Officer, AT&T Business Solutions
John T. Stankey	President and Chief Executive Officer, AT&T Operations, Inc.
Wayne Watts	Senior Executive Vice President and General Counsel
Rayford Wilkins, Jr.	Chief Executive Officer — AT&T Diversified Businesses
Directors and Executive Officers of AT&T International, Inc.

Name of Director/Officer	Principal Occupation
Rayford Wilkins, Jr.	Chairman of the Board and President
William R. Drexel	Director and Senior Vice President, General Counsel and Secretary
Rick L. Moore	Director and Senior Vice President — Corporate Development
Michael Bowling	President — Mexico
Jonathan P. Klug	Vice President and Treasurer
Richard McCormick	Vice President — Operations
Lawrence J. Ruzicka	Vice President — Taxes
John J. Stephens	Vice President — Finance